Exhibit 10.1

Exchange Agreement

November 12, 2019

Verastem, Inc.

117 Kendrick Street

Suite 500

Needham, MA 02494

Re:Verastem, Inc.’s Exchange of 5.00% Convertible Senior Notes due 2048

Ladies and Gentlemen:

The undersigned investor (the “Investor”), for itself and on behalf of the beneficial owners listed on Exhibit A hereto (the “Accounts”) for whom the Investor holds contractual and investment authority (each, including the Investor if it is a party exchanging Old Notes (as defined below), an “Exchanging Investor”) hereby agrees to exchange (the “Exchange”), with Verastem, Inc., a Delaware corporation (the “Company”), the aggregate principal amount of the Company’s 5.00% Convertible Senior Notes due 2048, CUSIP 92337C AA2 (the “Old Notes”) set forth in Exhibit A hereto that it beneficially owns for (1) cash (such cash, together with any additional cash payable pursuant to the proviso to this sentence, the “Cash Consideration”) in an amount equal to the sum of (x) 10% of the principal amount of such Old Notes to be exchanged; and (y) accrued interest on such Old Notes to be exchanged from, and including, November 1, 2019 to, but excluding, the Closing Date (as defined below), calculated in accordance with the Existing Indenture (as defined below); and (2) the Company’s 5.00% Convertible Senior Second Lien Notes due 2048 (the “New Notes”) having an aggregate principal amount equal to 55% of the principal amount of such Old Notes to be exchanged; provided,  however, that if the principal amount of New Notes calculated pursuant to this clause (2) is not an integral multiple of $1,000, then (x) the principal amount of New Notes will be rounded down to the nearest integral multiple of $1,000; and (y) the amount by which the principal amount was so rounded down will be added to the Cash Consideration.  The Cash Consideration and the New Notes deliverable pursuant to clauses (1) and (2) above are referred to as the “Exchange Consideration.”

The Old Notes were issued pursuant to that certain Indenture and First Supplemental Indenture (collectively, the “Existing Indenture”), each dated as of October 17, 2018, between the Company, as issuer, and Wilmington Trust, National Association, as trustee (in such capacity, the “Old Notes Trustee”).  The New Notes will be issued pursuant to an Indenture and a First Supplemental Indenture (collectively, the “Indenture”), each to be dated as of the Closing Date (as defined below), between the Company, as issuer, and Wilmington Trust, National Association as Trustee (in such capacity, the “New Notes Trustee”) and as Collateral Agent (in such capacity, the “Collateral Agent”), substantially in the forms set forth as Exhibit E hereto.  If only one Exchanging Investor is identified in Exhibit A hereto, then each reference in this Exchange Agreement to “Exchanging Investors” will be deemed to be a reference to such Exchanging Investor identified in Exhibit A hereto, mutatis mutandis.

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The Investor understands that the Exchange is being made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any securities laws of any state of the United States or of any other jurisdiction, and the New Notes are only being offered to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) in reliance on a private placement exemption from registration under the Securities Act.

1. Agreement to Exchange.  Subject to the terms and conditions of this Exchange Agreement, the Investor hereby agrees to exchange, and to cause each other Exchanging Investor, if any, to exchange, an aggregate principal amount of the Old Notes set forth on the signature page hereto for the Exchange Consideration.

The Exchange will occur in accordance with the procedures set forth in Section 3 hereof.

2. The Closing.  The closing of the Exchange (the “Closing”) will take place at the offices of Ropes & Gray LLP, 1211 6th Ave, New York, NY 10036, at 10:00 a.m., New York City time, on the later of (A) November 14, 2019; (B) such date as the conditions to Closing set forth in Section 6 are satisfied or waived; and (C) such other time and place as the Company and the Investor may agree (such later date, the “Closing Date”).

3. Exchange.  Subject to the terms and conditions of this Exchange Agreement, the Investor hereby, for itself and on behalf of each Exchanging Investor, sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in such portion of the Old Notes as indicated on Exhibit A hereto, waives any and all other rights with respect to such Old Notes and the Existing Indenture and releases and discharges the Company from any and all claims the Investor and the Accounts may now have, or may have in the future, arising out of, or related to, such Old Notes, including, without limitation, any claims arising from any existing or past defaults under the Existing Indenture, or any claims that the Investor or any Exchanging Investor is entitled to receive additional interest with respect to the Old Notes.

At or prior to 9:30 a.m., New York City time, on the Closing Date, the Investor agrees to direct the eligible participant of The Depository Trust Company (“DTC”) through which each Exchanging Investor holds a beneficial interest in the Old Notes to submit a withdrawal instruction through DTC’s Deposits and Withdrawal at Custodian (“DWAC”) program to the Old Notes Trustee), for the aggregate principal amount of the Old Notes to be exchanged pursuant to this Exchange Agreement (the “DWAC Withdrawal”).

DTC will act as securities depositary for the New Notes.  At or prior to 9:30 a.m. New York City time on the Closing Date, the Investor agrees to direct an eligible DTC participant to submit a deposit instruction (the “New Notes DWAC Deposit”) through DTC’s DWAC program to the New Notes Trustee, for the aggregate principal amount of New Notes that it is entitled to receive pursuant to this Exchange Agreement, or comply with such other settlement procedures mutually agreed in writing by the Investor and the Company.  The Exchange Consideration will not be delivered until a valid DWAC Withdrawal of the Old Notes has been received and accepted by the Old Notes Trustee.  If the Closing does not occur, any Old Notes submitted for DWAC Withdrawal will be returned to the DTC participant that submitted the withdrawal instruction in accordance with the procedures of DTC.  The Investor acknowledges that each of the DWAC Withdrawal and the New Notes DWAC Deposit must be posted on the Closing Date and that

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if it is posted before the Closing Date, then it will expire unaccepted and must be resubmitted on the Closing Date.

For the convenience of each Exchanging Investor, attached hereto as Exhibit B is a summary of the delivery instructions that must be followed to settle the Exchange through DTC.

The Investor acknowledges and understands that other investors are participating in similar exchanges, each of which contemplates a DWAC Withdrawal and a New Notes DWAC Deposit.  The Company intends to complete the New Notes DWAC Deposit concurrently for all investors who have submitted valid DWAC Withdrawals and New Notes DWAC Deposits by the deadline above.  In the event that the Investor complies with the deadline above for the DWAC Withdrawal and other investors do not, the Company will use its commercially reasonable efforts to ensure that the New Notes are delivered to the Investor pursuant to the New Notes DWAC Deposit on the Closing Date.  However, in the event that such New Notes are not delivered on the Closing Date, the Company will use its commercially reasonable efforts to ensure that the same will be delivered on the business day immediately following the Closing Date or as soon as reasonably practicable thereafter.

On the Closing Date, subject to satisfaction of the conditions precedent specified in this Exchange Agreement, and the prior receipt of a valid DWAC Withdrawal conforming with the aggregate principal amount of the Old Notes to be exchanged by each Exchanging Investor and a valid New Notes DWAC Deposit conforming with the aggregate principal amount of the New Notes to be issued to such Exchanging Investor in the Exchange, the Company hereby agrees to (1) pay the applicable Cash Consideration to such Exchanging Investor by wire transfer to the account in the United States of such Exchanging Investor set forth in Exhibit A to this Exchange Agreement and (2) execute such New Notes, and direct the New Notes Trustee to authenticate and, by acceptance of the New Notes DWAC Deposit, deliver, such New Notes (or comply with such other settlement procedures mutually agreed in writing by the Company and the New Notes Trustee), in each case to the DTC account specified on Exhibit A to this Exchange Agreement.

If (x) the Old Notes Trustee is unable to locate the DWAC Withdrawal or (y) the New Notes Trustee is unable to locate the New Notes DWAC Deposit or (z) such DWAC Withdrawal does not conform to the Old Notes to be exchanged in the Exchange or such New Notes DWAC Deposit does not conform to the New Notes to be issued in the Exchange, then the Company will promptly notify the Investor.  If, because of the occurrence of an event described in clause (x), (y) or (z) of the preceding sentence, the Cash Consideration is not paid or the New Notes are not delivered on the Closing Date, then such Cash Consideration or New Notes, as applicable, will be paid or delivered, as applicable, on the first business day following the Closing Date (or as soon as reasonably practicable thereafter) on which all applicable conditions set forth in clauses (x), (y) or (z) of the first sentence of this paragraph have been cured.

All questions as to the form of all documents and the validity and acceptance of the Old Notes will be determined by the Company, in its reasonable discretion, which determination will be final and binding.

All authority herein conferred or agreed to be conferred in this Exchange Agreement will survive the dissolution of the Investor, and any representation, warranty, undertaking and

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obligation of the Investor hereunder will be binding upon the trustees in bankruptcy, legal representatives, successors and assigns of the Investor.

4. Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Exchanging Investors and covenants that:

(a) The Company is duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets.    The Company has full power and authority to consummate the Exchange and to enter into this Exchange Agreement and perform all of its obligations hereunder.

(b) Upon the Company’s delivery of the New Notes to any Exchanging Investor pursuant to the Exchange, such New Notes will be free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances, title retention agreements, options, preemptive rights, equity or other adverse claims thereto (collectively, “Liens”) created by the Company other than those created under the Indenture.

(c) Each New Note to be issued pursuant to this Exchange Agreement has been duly authorized by the Company and, when issued, authenticated and delivered in the manner provided for in the Indenture and in this Exchange Agreement, will be validly issued, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity, and will be entitled to the benefits of the Indenture.

(d) The Indenture has been duly authorized by the Company and, when duly authorized, executed and delivered in accordance with its terms by the New Notes Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing, regardless of whether enforcement is sought in a proceeding at law or in equity.

(e) The Exchange and the other transactions contemplated thereby will not (A) contravene any law, rule or regulation binding on the Company or any subsidiary thereof or any judgment or order of any court or arbitrator or governmental or regulatory authority applicable to the Company or any such subsidiary, (B) constitute a breach or violation or result in a default under any loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or (C) constitute a breach or violation or result in a default under the organizational documents of the Company or any subsidiary thereof, except, in the case of clauses (A) and (B) above, for such contraventions, conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the business, properties, management, financial

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position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Exchange Agreement.

(f) No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority is required for the execution, delivery and performance by the Company of its obligations under this Exchange Agreement, the Indenture and the New Notes and the consummation of the transactions contemplated by this Exchange Agreement, the Indenture and the New Notes, except such as have been obtained or made (or will, at the Closing, have been obtained or made) by the Company.

(g) This Exchange Agreement has been duly authorized, executed and delivered by the Company.

(h) Subject to the terms of the Indenture, the New Notes will be convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”).  The Company has duly authorized and reserved a number of shares of Common Stock for issuance upon conversion of the New Notes equal to the maximum number of such shares issuable upon conversion (assuming the maximum increase to the “Conversion Rate” in connection with any “Make-Whole Fundamental Change” (each, as defined in the Indenture) applies) (the “Conversion Shares”), and, when such Conversion Shares are issued upon conversion of the New Notes in accordance with the terms of the New Notes and the Indenture, such Conversion Shares will be validly issued, fully paid and non-assessable, and the issuance of any such Conversion Shares will not be subject to any preemptive or similar rights.

(i) At or before the Closing, the Company will have submitted to the Nasdaq Stock Market an Application for Listing of Additional Shares with respect to the Conversion Shares.  The Company will use its commercially reasonable efforts to maintain the listing of the Conversion Shares on the Nasdaq Global Market for so long as the Common Stock is then so listed.

(j) Assuming the accuracy of the representations and warranties of the Investor, made on behalf of itself and the Exchanging Investors, (A) the issuance of the New Notes in exchange for the Old Notes pursuant to this Exchange Agreement is exempt from the registration requirements of the Securities Act;  (B) when issued pursuant to this Exchange Agreement, the New Notes will be freely transferable without restrictions as to volume and manner of sale pursuant to Rule 144 under the Securities Act; and (C) based on applicable laws and regulations as of the Closing Date, if and when issued in accordance with the Indenture, the Conversion Shares will be freely transferable without restrictions as to volume and manner of sale pursuant to Rule 144 under the Securities Act by any Investor that is not, at such time or at any time during the immediately preceding three months, an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company.  When issued pursuant to this Exchange Agreement, the New Notes will each be issued with an “unrestricted” CUSIP number.

(k) Assuming the accuracy of the representations and warranties of the Investor, made on behalf of itself and the Exchanging Investors, it is not necessary to qualify the Indenture under the Trust Indenture Act of 1939, as amended, in connection with the Exchange.

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(l) The Company is not and, after giving effect to the transactions contemplated by this Exchange Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission (“SEC”) thereunder.

(m) The Covered SEC Filings (as defined below), taken as a whole, do not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As used herein, “Covered SEC Filings” means each of the following documents, in the form they have been filed with the SEC and including any amendments thereto filed with the SEC: (w) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018; (x) the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019, June 30, 2019 and September 30, 2019; (y) those portions of the Company’s April 8, 2019 Proxy Statement on Schedule 14A that are incorporated by reference into the Annual Report on Form 10-K referred to in clause (w) above; and (z) the Company’s Current Reports on Form 8-K (excluding any Current Reports or portions thereof that are furnished, and not filed, pursuant to Item 2.02 or Item 7.01 of Form 8-K, and any related exhibits) filed with the SEC after December 31, 2018.

(n) At the Closing, the Company will deliver, to Jefferies (as defined in Section 5(i) below), on behalf of each Exchanging Investor, a legal opinion of Ropes & Gray LLP in customary form regarding the Exchange, the Indenture and the New Notes.

(o) The Company owns the Collateral (as defined in the Indenture, the “Collateral”) free of all liens except for liens securing the Senior Credit Agreement (as defined in the Indenture) or as otherwise permitted under the Indenture.    The Company has the power and authority to grant to the Collateral Agent a lien in the Collateral as security for the New Notes and the obligations under the Indenture.

5. Representations and Warranties of the Investor. The Investor hereby, for itself and on behalf of each Exchanging Investor, represents and warrants to and covenants with the Company that:

(a) The Investor is a corporation, limited partnership, limited liability company or other entity, as the case may be, duly formed, validly existing and in good standing under the laws of its jurisdiction of formation.

(b) The Investor, for itself and on behalf of each Exchanging Investor, has full power and authority to exchange, sell, assign and transfer the Old Notes to be exchanged hereby and to enter into this Exchange Agreement and perform all obligations required to be performed by the Investor or such Exchanging Investor hereunder.

(c) Each of the Exchanging Investors is and, immediately before the Closing, will be the beneficial owner of the Old Notes set forth on Exhibit A.   A holding period of at least one year has elapsed with respect to such Old Notes within the meaning of Rule 144(d) under the Securities Act, and neither the Investor nor any other Exchanging Investor is, as of the date of this Exchange Agreement, or, at the Closing, will be, and, at no time during the three months preceding the date

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of this Exchange Agreement or preceding the Closing, was or will any of them be, a “person” that is an “affiliate” of the Company (as such terms are defined in Rule 144 under the Securities Act).
(d) When the Old Notes are exchanged pursuant to this Exchange Agreement, the Company will acquire good, marketable and unencumbered title to the Old Notes, free and clear of all Liens.

(e) The Exchange will not (A) contravene any law, rule or regulation binding on the Investor or any of the Exchanging Investors or any investment guideline or restriction applicable to the Investor or any of the Exchanging Investors, or (B) constitute a breach or violation or result in a default under the organizational documents of the Investor or any Exchanging Investor or any material loan agreement, mortgage, lease or other agreement or instrument to which the Investor or any Exchanging Investor is a party or by which it is bound.

(f) The Investor and each Exchanging Investor is a resident of the jurisdiction set forth on Exhibit A attached to the Exchange Agreement.

(g) The Investor and each Exchanging Investor will comply with all applicable laws and regulations in effect in any jurisdiction in which the Investor or any of the Exchanging Investors acquires any New Notes pursuant to the Exchange and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which the Investor or any of the Exchanging Investors is subject or in which the Investor or any Exchanging Investor acquires any New Notes pursuant to the Exchange.

(h) The Investor and each Exchanging Investor acknowledges that no person has been authorized to give any information or to make any representation concerning the Company or the Exchange other than as contained in this Exchange Agreement  , the Covered SEC Filings and the Comparison of Terms attached hereto as Exhibit D.  The Company takes no responsibility for, and provides no assurance as to the reliability of, any other information that others may provide to the Investor or any Exchanging Investor.

(i) The Investor and each Exchanging Investor understands and accepts that the New Notes to be acquired in the Exchange involve risks.  Each of the Investor and the Exchanging Investors has such knowledge, skill and experience in business, financial and investment matters that such person is capable of evaluating the merits and risks of the Exchange and an investment in the New Notes.  With the assistance of each Exchanging Investor’s own professional advisors, to the extent that the Exchanging Investor has deemed appropriate, each Exchanging Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the New Notes and the consequences of the Exchange and this Exchange Agreement.  Each Exchanging Investor has considered the suitability of the New Notes as an investment in light of its own circumstances and financial condition, and each of the Investor and the Exchanging Investor is able to bear the risks associated with an investment in the New Notes.

(j) The Investor confirms that it and each Exchanging Investor is not relying on any statement (written or oral), representation or warranty made by, or on behalf of, the Company, Jefferies LLC (“Jefferies”) or any of their respective affiliates as investment, tax or other advice or as a recommendation to participate in the Exchange and receive the Exchange Consideration in

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exchange for Old Notes.     The Investor confirms that it and each Exchanging Investor has read the Indenture relating to the New Notes and has not relied on any statement (written or oral) of the Company, Jefferies or any of their respective affiliates as to the terms of the New Notes.  Neither the Company, Jefferies nor any of their respective affiliates is acting or has acted as an advisor to the Investor or any Exchanging Investor in deciding whether to participate in the Exchange and to exchange Old Notes for the Exchange Consideration.

(k) The Investor confirms that none of the Company, Jefferies or any of their respective affiliates have (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the New Notes; or (B) made any representation to the Investor or any Exchanging Investor regarding the legality of an investment in the New Notes under applicable investment guidelines, laws or regulations.  In deciding to participate in the Exchange, each of the Investor and the Exchanging Investors is not relying on the advice or recommendations of the Company or Jefferies, or their respective affiliates, and has made its own independent decision that the terms of the Exchange and the investment in the New Notes are suitable and appropriate for it.

(l) Each of the Investor and the Exchanging Investors is familiar with the business and financial condition and operations of the Company and has had the opportunity to conduct its own investigation of the Company and the New Notes.  Each of the Investor and the Exchanging Investors has had access to and reviewed the Covered SEC Filings and such other information concerning the Company and the New Notes it deems necessary to enable it to make an informed investment decision concerning the Exchange.  Each of the Investor and the Exchanging Investors has been offered the opportunity to ask questions of the Company and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning the Exchange.

(m) Each of the Investor and the Exchanging Investors understands that no federal,   state, local or foreign agency has passed upon the merits or risks of an investment in the New Notes or made any recommendation or endorsement, or made any finding or determination concerning the fairness or advisability, of such investment or the consequences of the Exchange and this Exchange Agreement.

(n) Each Exchanging Investor and each account for which it is acting is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.  Each of the Investor and the Exchanging Investors agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the Exchange.

(o) Each Exchanging Investor is not directly, or indirectly through one or more intermediaries, controlling or controlled by, or under direct or indirect common control with, the Company and is not, and has not been for the immediately preceding three months, an “affiliate” (within the meaning of Rule 144 under the Securities Act) of the Company.

(p) Each Exchanging Investor is acquiring the New Notes solely for such Exchanging Investor’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the New Notes in violation of the Securities Act.  Each of

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the Investor and the Exchanging Investors understands that the offer and sale of the New Notes have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Investor and the Exchanging Investors and the accuracy of the other representations made by the Investor, for itself and on behalf of each Exchanging Investor, in this Exchange Agreement.  Each of the Investor and the Exchanging Investors understands that the Company and its affiliates are relying upon the representations and agreements contained in this Exchange Agreement (and any supplemental information) for the purpose of determining whether the Exchange meets the requirements for such exemptions.

(q) The Investor acknowledges that the terms of the Exchange have been mutually negotiated between the Investor and the Company.
(r) The Investor acknowledges that it and each Exchanging Investor understands that the Company intends to pay Jefferies a fee in respect of the Exchange.

(s) The Investor will, upon request, execute and deliver, for itself and on behalf of any Exchanging Investor, any additional documents, information or certifications that the Company, the Old Notes Trustee or the New Notes Trustee may reasonably request to complete the Exchange.

(t) The Investor understands that, unless the Investor notifies the Company in writing to the contrary at or before the Closing, each of the Investor’s representations and warranties, on behalf of itself and each Exchanging Investor, contained in this Exchange Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Investor and each Exchanging Investor.

(u) The Investor was given a meaningful opportunity to negotiate the terms of the Exchange.

(v) The Investor’s and each Exchanging Investor’s participation in the Exchange was not conditioned by the Company on the Investor or any Exchanging Investor’s exchange of a minimum principal amount of Old Notes for the Exchange Consideration.

(w) The Investor had a sufficient amount of time to consider whether to participate in the Exchange, and neither the Company nor Jefferies, nor any of their respective affiliates or agents, has placed any pressure on the Investor to respond to the opportunity to participate in the Exchange.

(x) No later than one (1) business day after the date hereof, the Investor agrees to deliver to the Company settlement instructions substantially in the form of Exhibit A attached to the Exchange Agreement for each of the Exchanging Investors.

(y) The Investor acknowledges and agrees that it and each Exchanging Investor has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions, from the time the Investor was first contacted by the Company or Jefferies with respect to the transactions contemplated by this Exchange Agreement until after the Release Time (as defined in Section 7 herein).  Solely for purposes of this Section 5(y), subject to the Investor’s compliance with its obligations under U.S. federal securities laws and the Investor’s

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internal policies, (a) “Investor” will not include any employees or affiliates of the Investor that are effectively walled off by appropriate “Fire Wall” information barriers approved by the Investor’s legal or compliance department, and (b) the foregoing representations and covenants of this Section 5(y) will not apply to any transaction by or on behalf of an account that was effected without the advice or participation of, or such account’s receipt of information regarding the transactions contemplated hereby provided by, the Investor.

(z) The Investor acknowledges and agrees that Jefferies has not acted as a financial advisor or fiduciary to the Investor or any Exchanging Investor and that Jefferies and its respective directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC filings and make no representation or warranty to the Investor or any Exchanging Investor, express or implied, with respect to the Company, the Old Notes or the Exchange Consideration or the accuracy, completeness or adequacy of the information provided to the Investor or any Exchanging Investor or any other publicly available information, nor will any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to the Investor or any Exchanging Investor.

(aa) If the Investor is exchanging any Old Notes or acquiring any of the Exchange Consideration as a fiduciary or agent for one or more accounts (including any Accounts that are Exchanging Investors), it represents that it has (A) the requisite investment discretion with respect to each such account necessary to effect the Exchange, (B) full power to make the foregoing representations, warranties and covenants on behalf of such account; and (C) contractual authority with respect to each such account.

(bb) The Investor and each Exchanging Investor acknowledges and agrees that no public market exists for the New Notes and that there is no assurance that a public market will ever develop for the New Notes.

6. Conditions to Obligations of the Investor and the Company.  The obligations of the Investor to deliver (or cause to be delivered) the Old Notes and of the Company to deliver the Exchange Consideration are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations,  warranties and covenants of the Company contained in Section 4 hereof and of the Investor, for itself and on behalf of the Exchanging Investors, contained in Section 5 hereof are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing, and all covenants therein to be performed at or before the Closing have been performed.  The obligation of the Company to deliver the Exchange Consideration is further subject to the conditions precedent set forth in Section 3 hereof and the prior receipt by the Company of a valid DWAC Withdrawal and New Notes DWAC Deposit, in each case conforming to the requirements set forth in this Exchange Agreement.

7. Covenant and Acknowledgment of the Company.  The Company hereby agrees to publicly disclose at or before 9:30 a.m., New York City time, on the first business day after the date hereof (such time and date, the “Release Time”), the exchange of the Old Notes contemplated by this Exchange Agreement and similar exchange agreements in a press release or Current Report

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on Form 8-K.  The Company hereby acknowledges and agrees that, at the Release Time, it will have disclosed all information that constitutes material non-public information, if any, with respect to the Exchange or otherwise communicated by the Company to the Investor or any Exchanging Investor in connection with the Exchange.

8. Waiver, Amendment.  Neither this Exchange Agreement nor any provisions hereof may be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

9. Assignability.  Neither this Exchange Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by either the Company, on the one hand, or the Investor or any Exchanging Investor, on the other hand, without the prior written consent of the other party.

10. Taxation.  The Investor acknowledges that, if an Exchanging Investor is a United States person for U.S. federal income tax purposes, either (i) the Company must be provided with a correct taxpayer identification number (“TIN”) (generally a person’s social security or federal employer identification number) and certain other information on a properly completed and executed Internal Revenue Service (“IRS”) Form W-9, which is provided herein on Exhibit C attached to the Exchange Agreement, or (ii) another basis for exemption from backup withholding must be established.  The Investor further acknowledges that, if an Exchanging Investor is not a United States person for U.S. federal income tax purposes, the Company must be provided the appropriate properly completed and executed IRS Form W-8, attesting to that non-U.S. Exchanging Investor’s foreign status and certain other information, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended.  The Investor further acknowledges that any Exchanging Investor may be subject to 30% U.S. federal withholding or 24% U.S. federal backup withholding on certain payments made to such Exchanging Investor unless such Exchanging Investor properly establishes an exemption from, or a reduced rate of, such withholding or backup withholding.

11. Waiver of Jury Trial.  EACH OF THE COMPANY, THE INVESTOR AND THE EXCHANGING INVESTORS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS EXCHANGE AGREEMENT.

12. Governing Law. This Exchange Agreement will be governed by and construed in accordance with the laws of the State of New York.

13. Section and Other Headings.  The section and other headings contained in this Exchange Agreement are for reference purposes only and will not affect the meaning or interpretation of this Exchange Agreement.

14. Counterparts.  This Exchange Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to be an original and all of which together will be deemed to be one and the same agreement. Delivery of an executed signature page to this Exchange Agreement by facsimile or other electronic transmission (including pdf format) will be effective as delivery of a manually executed counterpart hereof.

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15. Notices.  All notices and other communications to the Company provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by nationally recognized overnight courier service or by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party may have hereafter specified by notice in writing to the other): (a) if to the Company, Verastem, Inc.,  117 Kendrick Street,  Suite 500,  Needham, MA 02494, Attention: General Counsel; and (b) if to the Investor, the address provided on the signature page below.

16. Binding Effect.  The provisions of this Exchange Agreement will be binding upon and accrue to the benefit of the parties hereto and the Exchanging Investors and their respective heirs, legal representatives, successors and permitted assigns.

17. Notification of Changes.  The Investor hereby covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of the Investor, made on behalf of itself and each Exchanging Investor, contained in this Exchange Agreement to be false or incorrect.

18. Severability.  If any term or provision of this Exchange Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Exchange Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

19. Reliance by Jefferies.  Jefferies, acting as financial advisor to the Company, may rely on each representation and warranty of the Company and of the Investor, made on behalf of itself and each Exchanging Investor, herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to Jefferies.  Jefferies will be a third-party beneficiary of this Exchange Agreement to the extent provided in this Section 19.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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In Witness Whereof, the undersigned has executed this Exchange Agreement as of the date first written above.

Investor:

Legal name

By:

Name:

Title:

Investor Address:

Telephone:

Country (and, if applicable, State) of Residence:

Taxpayer Identification Number:

[Signature Page to Exchange Agreement]

Verastem, Inc.

By:

Name:

Title:

[Signature Page to Exchange Agreement]

EXHIBIT A

Exchanging Investor Information

(Complete the Following Form for Each Exchanging Investor)

Legal Name of Exchanging Holder:

Aggregate principal amount of Old Notes to be exchanged (must be a multiple of $1,000):$,000

Exchanging Holder’s Address:

Telephone:

Country (and, if applicable, State) of Residence:

Taxpayer Identification Number:

Account for Old NotesAccount for New NotesWire Instructions for Cash Consideration

DTC Participant Number:DTC Participant Number:Bank Routing #:

DTC Participant Name:DTC Participant Name:SWIFT Code:

DTC Participant Phone Number:DTC Participant Phone Number:Bank Address:

DTC Participant Contact Email:DTC Participant Contact Email:

Account # at DTC Participant:Account Number:

Account Name:

A-1

EXHIBIT B

Exchange Procedures

NOTICE TO INVESTOR

Attached are Investor Exchange Procedures for the settlement of the exchange (the “Exchange”) of 5.00% Convertible Senior Notes due 2048, CUSIP 92337C AA2 (the “Old Notes”) of Verastem, Inc. (the “Company”) for cash (the “Cash Consideration”) and the Company’s 5.00% Convertible Senior Second Lien Notes due 2048 (the “New Notes”) (collectively, the “Exchange Consideration”), pursuant to the Exchange Agreement, dated as of November 12, 2019, between you and the Company, which is expected to occur on November 14, 2019.  To ensure timely settlement, please follow the instructions for the Exchange as set forth on the following page.

Your failure to comply with the attached instructions may delay your receipt of the Exchange Consideration.

Thank you.

B-1

Delivery of the Old Notes

You must direct the eligible DTC participant through which you hold a beneficial interest in the Old Notes to post on November 14, 2019, no later than 9:30 a.m., New York City time, withdrawal instructions through DTC via DWAC for the aggregate principal amount of Old Notes (CUSIP #92337C AA2) set forth in Exhibit B.1 of the Exchange Agreement to be exchanged.  It is important that this instruction be submitted and the DWAC posted on November 14, 2019; if it is posted before November 14, 2019, then it will expire unaccepted and will need to be re-posted on November 14, 2019.

To receive the New Notes

You must direct your eligible DTC participant through which you wish to hold a beneficial interest in the New Notes to post on November 14, 2019, no later than 9:30 a.m., New York City time, a deposit instruction through DTC via DWAC for the aggregate principal amount of New Notes to which you are entitled pursuant to the Exchange.  It is important that this instruction be submitted and the DWAC posted on November 14, 2019; if it is posted before November 14, 2019, then it will expire unaccepted and will need to be re-posted on November 14, 2019.

Closing

On November 14, 2019, after the Company receives your Old Notes and your delivery instructions as set forth above, and subject to the satisfaction of the conditions to Closing as set forth in your Exchange Agreement, the Company will pay the Cash Consideration and deliver the New Notes in accordance with the delivery instructions above.

B-2

Exhibit C

Under U.S. federal income tax law, a holder who exchanges Old Notes for the Exchange Consideration generally must provide such holder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (attached hereto) or otherwise establish a basis for exemption from backup withholding.  A TIN is generally an individual holder’s social security number or a holder’s employer identification number.  If the correct TIN is not provided, the holder may be subject to a $50 penalty imposed by the IRS.  In addition, certain payments made to holders may be subject to U.S. backup withholding tax (currently set at 24% of the payment).  If a holder is required to provide a TIN but does not have the TIN, the holder should consult its tax advisor regarding how to obtain a TIN.  Certain holders are not subject to these backup withholding and reporting requirements.  Non-U.S. Holders generally may establish their status as exempt recipients from backup withholding by submitting a properly completed applicable IRS Form W-8 (available from the Company or the IRS at www.irs.gov), signed, under penalties of perjury, attesting to such holder’s exempt foreign status.  U.S. backup withholding is not an additional tax.  Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld.  If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.  Holders are urged to consult their tax advisors regarding how to complete the appropriate forms and to determine whether they are exempt from backup withholding or other withholding taxes.

C-1